Exhibit 99.1

FOR IMMEDIATE RELEASE

II-VI Incorporated and Finisar Corporation Announce Election Results for Election of Form of Merger Consideration

PITTSBURGH and SUNNYVALE, Calif., July 25, 2019 (GLOBE NEWSWIRE) — In connection with II-VI’s anticipated acquisition of Finisar (the “Merger”), II-VI Incorporated (Nasdaq: IIVI) (“II-VI”) and Finisar Corporation (Nasdaq: FNSR) (“Finisar”) jointly announced today the results of the elections made by holders of Finisar’s common stock and holders of certain restricted stock units issued by Finisar (the “Participating RSUs”) regarding the form of merger consideration they wish to receive in the Merger.  The deadline for making that election was 5:00 p.m., New York time, on July 15, 2019 (the “Election Deadline”).

Based on available information as of the Election Deadline, the aggregate number of outstanding shares of Finisar common stock and Participating RSUs (collectively, the “Voting Securities”) was 120,730,839.  In accordance with the merger agreement governing the Merger (the “Merger Agreement”), holders of Voting Securities could have elected to receive (i) $26.00 in cash (the “Cash Consideration”), (ii) 0.5546 shares of common stock of II-VI (the “II-VI Common Stock”) (the “Stock Consideration”), or (iii) a combination of $15.60 in cash and 0.2218 shares of II-VI Common Stock (the “Mixed Consideration”).  Holders of Voting Securities are deemed to have made no election if they failed to make an election, or revoked a prior election without making a new election, or if their election materials were not received in proper form by American Stock Transfer & Trust Company, LLC (“AST”), prior to the Election Deadline.  Holders of Voting Securities who made no election are deemed to have elected the Mixed Consideration.  The Cash Consideration and the Stock Consideration are subject to automatic proration so that the aggregate amount of Cash Consideration and the aggregate number of shares of II-VI Common Stock paid to all holders of Voting Securities as a group will not change as a result of these elections. It will consist of approximately 60% cash and 40% II-VI Common Stock (assuming a per share price of II-VI Common Stock equal to the closing price as of November 8, 2018, which was $46.88 per share), as further described in the Merger Agreement and in the joint proxy statement/prospectus provided to Finisar and II-VI shareholders in connection with the special meetings of Finisar stockholders and II-VI shareholders, each of which was held on March 26, 2019.

The election results were as follows:

•                  Holders of 96,820,703 Voting Securities, or approximately 80.2% of the Voting Securities, elected to receive the Cash Consideration;

•                  Holders of 1,716,027 Voting Securities, or approximately 1.4% of the Voting Securities, elected to receive the Stock Consideration;

•                  Holders of 3,205,674 Voting Securities, or approximately 2.7% of the Voting Securities, affirmatively elected to receive the Mixed Consideration; and

•                  Holders of 18,988,435 Voting Securities, or approximately 15.7% of the Voting Securities, made no election and therefore are deemed to have elected to receive the Mixed Consideration.

The final allocations of the consideration payable in connection with the Merger will be calculated using the formulas set forth in the Merger Agreement.  The calculation of the applicable proration adjustments with respect to the Cash Consideration and the Stock Consideration is based, in part, on the number of outstanding Voting Securities as of the effective time of the Merger, and also will change as a result of Finisar stockholders transferring their Finisar shares or withdrawing their consideration election.  Accordingly, the applicable proration adjustments cannot be calculated at this time and may differ from the results that would be obtained if information as of the Election Deadline were used to calculate the proration adjustments.

As previously announced, the date of the Election Deadline was not intended to indicate the expected timing of approval of the Merger by the State Administration for Market Regulation of the People’s Republic of China (“SAMR”).  II-VI and Finisar continue to anticipate that SAMR’s approval of the Merger will be received mid calendar year 2019.  It is possible, however, that factors outside the control of the parties could result in SAMR’s approval being received at a different time or not at all, and neither II-VI nor Finisar are able to estimate accurately when that will be.  Consequently, Finisar and II-VI are permitting holders of Voting Securities who made an election prior to the Election Deadline to withdraw some or all of the Voting Securities as to which they made an election in order to transfer or sell their shares or for any other reason.  Any withdrawal of Voting Securities after the Election Deadline will result in a deemed Mixed Consideration election with respect to such Voting Securities.  Holders of Voting Securities will continue to be able to withdraw their elections until the time that Finisar and II-VI provide notice that election withdrawals no longer will be permitted in anticipation of consummating the Merger.  II-VI and Finisar currently expect that there will be no additional election period and, once an election has been withdrawn, a subsequent election will not be permitted with respect to the related Voting Securities.  Elections made by holders of Voting Securities prior to the Election Deadline that are not validly withdrawn will remain in effect.

In order to withdraw an existing election, record holders of Voting Securities must submit their properly completed and signed withdrawal forms with respect to their Voting Securities, together with all required documents and materials, to AST, the exchange agent for the Merger. Finisar stockholders who hold their shares through a bank, broker or other nominee should contact that bank, broker or nominee for the appropriate instructions with respect to how withdraw Voting Securities from their existing elections. Finisar stockholders with questions should contact AST at (877) 248-6417 or (718) 921-8317.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, II-VI has research and development, manufacturing, sales, service, and distribution facilities worldwide. II-VI produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to support our customers. For more information, please visit us at www.ii-vi.com.

About Finisar Corporation

Finisar Corporation is a global technology leader in optical communications, providing components and subsystems to networking equipment manufacturers, data center operators, telecom service providers, consumer electronics, and automotive companies. Founded in 1988, Finisar designs products that meet the increasing demands for network bandwidth, data storage, and 3D sensing subsystems. Finisar is headquartered in Sunnyvale, California, with R&D, manufacturing sites, and sales offices worldwide. Visit our website at www.finisar.com.

Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction, or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important factors that may cause such a difference include, but are not limited to: (i) the ability of II-VI and Finisar to complete the proposed transaction on the anticipated terms and timing or at all; (ii) the ability of the parties to satisfy the conditions to the closing of the proposed transaction, including obtaining required regulatory approvals; (iii) potential litigation relating to the proposed transaction, which could be instituted against II-VI, Finisar, or their respective directors; (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (v) the triggering of any third-party contracts containing consent and/or other similar provisions; (vi) any negative effects of the announcement of the transaction on the market price of Finisar’s common stock and/or negative effects of the announcement or commencement of the transaction on the market price of II-VI’s common stock;

(vii) uncertainty as to the long-term value of II-VI’s common stock, and thus the value of the II-VI shares to be issued in the transaction; (viii) any unexpected impacts from unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations after the consummation of the transaction, and on the other conditions to the completion of the merger; (ix) inherent risks, costs, and uncertainties associated with integrating the businesses successfully and achieving all or any of the anticipated synergies; (x) potential disruptions from the proposed transaction that may harm II-VI’s or Finisar’s respective businesses, including current plans and operations; (xi) the ability of II-VI and Finisar to retain and hire key personnel; (xii) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign laws, rules, or regulations, that could delay or prevent completion of the proposed transaction or cause the terms of the proposed transaction to be modified; (xiii) the ability of II-VI to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all; (xiv) economic uncertainty due to monetary or trade policy, political, or other issues in the United States or internationally; (xv) any unexpected fluctuations or weakness in the U.S. and global economies; (xvi) changes in U.S. corporate tax laws as a result of the Tax Cuts and Jobs Act of 2017 and any future legislation; (xvii) foreign currency effects on II-VI’s and Finisar’s respective businesses; (xviii) competitive developments including pricing pressures, the level of orders that are received and can be shipped in a quarter, changes or fluctuations in customer order patterns, and seasonality; (xix) changes in utilization of II-VI’s or Finisar’s manufacturing capacity and II-VI’s ability to effectively manage and expand its production levels; (xx) disruptions in II-VI’s business or the businesses of its customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns, or disruptions in the transportation system; and (xxi) the responses by the respective managements of II-VI and Finisar to any of the aforementioned factors. Additional risks are described under the heading “Risk Factors” in II-VI’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018, and in Finisar’s Annual Report on Form 10-K for the year ended April 28, 2019, filed with the SEC on June 14, 2019.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that was included in the registration statement on Form S-4 that was filed with the SEC in connection with the proposed transaction (the “Form S-4”). While the list of factors discussed above is, and the list of factors to be presented in the Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Neither II-VI nor Finisar assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments, or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy, or sell, the solicitation of an offer to subscribe for, buy, or sell, or an invitation to subscribe for, buy, or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between II-VI and Finisar, II-VI and Finisar have filed, and will file, relevant materials with the SEC, including a registration statement on Form S-4 filed by II-VI that includes a joint proxy statement of II-VI and Finisar that also constitutes a prospectus of II-VI, and that definitive joint proxy statement/prospectus was mailed to shareholders of II-VI and stockholders of Finisar on or about February 14, 2019, and the special meeting of each of the shareholders of II-VI and the stockholders of Finisar was held on March 26, 2019. INVESTORS AND SECURITY HOLDERS OF II-VI AND FINISAR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement on Form S-4 and the joint proxy statement/prospectus and other documents filed with the SEC by II-VI or Finisar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by II-VI are available free of charge within the Investor Relations section of II-VI’s website at https://www.ii-vi.com/investor-relations/. Copies of the documents filed with the SEC by Finisar are available free of charge on Finisar’s website at http://investor.finisar.com/investor-relations.

Contact Information

	II-VI	Finisar
Investor Contact	Mary Jane Raymond Chief Financial Officer MaryJane.Raymond@ii-vi.com	Kurt Adzema Chief Financial Officer Investor.relations@finisar.com
Media Contact	Mark Lourie Director of Corporate Communications Mark.Lourie@ii-vi.com

# # #